UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           June 21, 2010
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                 Number)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT   OF  CERTAIN  OFFICERS;  COMPENSATORY  ARRANGEMENTS  OF  CERTAIN
OFFICERS


AMENDED AND RESTATED "NON-CHANGE IN CONTROL" EXECUTIVE SEVERANCE AGREEMENTS
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AND POLICIES
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On December 14, 2009, the Compensation Committee of the Con-way Inc. Board of
Directors approved, for the first time, "non-change in control" executive severance agreements for senior executives (including Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt) and non-change in control executive severance policies for eligible lower level executives. The forms of non-change in control severance agreements offered to Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt were attached as Exhibits 99.8, 99.9, 99.10, 99.11 and 99.12, respectively, to the Company's Report on Form 8-K filed on December 18, 2009.

The Company recently discovered that the non-change in control severance agreements (including those entered into by Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt), and the non-change in control severance policies, contain unintended language that limits the extent to which qualifying long-term incentive awards would be subject to partial accelerated or pro-rated vesting upon a qualifying severance of employment. Specifically, the severance agreements provided for partial accelerated or prorated vesting only of qualifying long-term incentive awards granted to executives after the respective dates of their severance agreements, and the severance policies provided for partial accelerated or pro-rated vesting only of qualifying long-term incentive awards granted to eligible executives after the respective dates of the policies. On June 21, 2010 the Compensation Committee confirmed that when it approved the agreements and policies in December 2009 the Committee intended that all outstanding qualifying long-term incentive awards would be subject to partial accelerated or pro-rated vesting upon a qualifying severance of employment.

To implement the Committee's intention, amended and restated non-change in control executive severance agreements have been offered to the Company's senior executives, and the executive severance policies have been amended and restated. Copies of the amended and restated executive severance agreements offered to Messrs. Stotlar, Bruffett, Bianco, Labrie and Schmidt are attached hereto as Exhibits 99.1 through 99.5. The amended and restated agreements also incorporate the provisions of Amendment No. 1 to Severance Agreement (the form of which is attached as Exhibit 10.74 to the Company's Report on Form 10-K filed on February 26, 2010), which removed the non-competition covenant and modified the non-solicitation covenant so as to prohibit solicitation of employees only. Except as described above, the terms of the amended and restated agreements are the same as the terms of the non-change in control severance agreements described in the Company's Report on Form 8-K filed on December 18, 2009, which description is incorporated by reference herein.


CHANGE IN COMPENSATION OF HERBERT J. SCHMIDT
--------------------------------------------

On June 21, 2010, the Compensation Committee also approved a 25% reduction in annual base salary (from approximately $401,000 to approximately $301,000) for Herbert J. Schmidt, effective July 1, 2010. Mr. Schmidt is an Executive Vice President of the Company and President of the Company's Con-way Truckload subsidiary.

The base salary reduction was prompted by a proposal from Mr. Schmidt to reduce his work schedule to 75% of his current work schedule so he could devote more discretionary time to personal and family interests. The Company agreed to the proposal. Mr. Schmidt plans to continue to serve as President of Con-way Truckload for the foreseeable future, focusing on strategic management of the business, leadership development and mid-to-long term business planning.

The reduction in annual base salary will also affect the payout on Mr. Schmidt's 2010 annual cash incentive award (which is based on annual salary) as well as future incentive compensation awards that are determined based on annual base salary. The annual base salary reduction and other compensation adjustments described above are commensurate with Mr. Schmidt's reduced work schedule.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

 (c) Exhibits


     Exhibit No.        Description
     -----------        -----------
     EX 99.1            Amended & Restated Non-Change in Control Mr. Stotlar
     EX 99.2            Amended & Restated Non-Change in Control Mr. Bruffett
     EX 99.3            Amended & Restated Non-Change in Control Mr. Bianco
     EX 99.4            Amended & Restated Non-Change in Control Mr. Labrie
     EX 99.5            Amended & Restated Non-Change in Control Mr. Schmidt



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Con-way Inc.
                        ------------
                        (Registrant)

June 23, 2010           /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Executive Vice President, General Counsel
                        and Corporate Secretary